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                                                                      Exhibit 99

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Eugene V. N. Bissell, Chief Executive Officer, and I, Martha B. Lindsay, Chief Financial Officer, of each of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), AmeriGas Finance Corp. ("Finance Corp."), AmeriGas Eagle Finance Corp. ("Eagle Finance Corp.") and AP Eagle Finance Corp. ("AP Finance Corp.") collectively, (the "Company") hereby certify that:

      (1) The Company's periodic report on Form 10-K for the period ended September 30, 2002 (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      * * *

CHIEF EXECUTIVE OFFICER                         CHIEF FINANCIAL OFFICER


Eugene V. N. Bissell                            Martha B. Lindsay
-----------------------------------             -------------------------------
Eugene V. N. Bissell                            Martha B. Lindsay

Date: December 20, 2002                         Date: December 20, 2002